Exhibit T3B-1

Constellation Oil Services Holding S.A.

Société anonyme

Siège social: 8-10, avenue de la Gare, L-1610 Luxembourg

Grand-Duché de Luxembourg

R.C.S. Luxembourg: B163424

CONSTITUTION

La société a été constituée suivant acte reçu par le notaire Martine SCHAEFFER, de résidence à Luxembourg, en date du 30 août 2011, publié au Mémorial C Recueil des Sociétés et Associations numéro 2679 du 4 novembre 2011.

MODIFICATIONS

Date	Notaire	Publication Memorial C / RESA

02.05.2012	Martine SCHAEFFER	N°1627	28.06.2012
29.01.2013	Léonie GRETHEN	N° 676	20.03.2013
19.09.2013	Martine SCHAEFFER	N° 2797	08.11.2013
13.03.2017	Carlo WERSANDT	RESA_2017_075.23	28.03.2017
30.10.2018	Henri BECK	RESA_2018_249.176	07.11.2018

STATUTS COORDONNES

(au 30.10.2018)

Chapter I. Form, Name, Object, Duration, Registered Office

1.  Form and Name. The name of the company is Constellation Oil Services Holding S.A. (the Company). The Company is a public limited liability company (société anonyme), governed by the laws of the Grand Duchy of Luxembourg pertaining to such an entity, and in particular by the law of August 10th, 1915 on commercial companies, as amended (hereafter the Law), the present articles of association (hereafter the Articles) and by any agreement between the shareholders, as may be amended or replaced from time to time.

2.  Object. The purpose of the Company is the acquisition and holding of ownership interests, in Luxembourg or abroad, in any companies or enterprises in any form whatsoever and the management and operation of such ownership interests. The Company may in particular acquire by subscription, purchase, and exchange or in any other manner any stock, shares and other equity securities, bonds, debentures, certificates of deposit and other debt instruments and more generally any securities and financial instruments issued by any public or private entity whatsoever, including partnerships. It may participate in the creation, development, management and control of any company or enterprise. It may further invest in the acquisition and management of a portfolio of patents or other intellectual property rights of any nature or origin whatsoever.

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The Company may borrow in any form. It may issue notes, bonds and debentures and any kind of debt which may be convertible and/or equity securities. The Company may lend funds including the proceeds of any borrowings and/or issues of debt securities to its subsidiaries, affiliated companies or to any other company. It may also grant financial assistance and give guarantees and grant security interests in favor of third parties to secure its obligations or the obligations of its subsidiaries, affiliated companies or any other company under its direct, indirect or joint control, whether sole control or shared. The Company may further mortgage, pledge, transfer, encumber or otherwise hypothecate all or any of its assets.

The Company may generally employ any techniques and utilise any instruments relating to its investments for the purpose of their efficient management, including techniques and instruments designed to protect the Company against creditors, currency fluctuations, interest rate fluctuations and other risks.

The Company may grant any form of assistance to any of its affiliated companies or any other company under its direct, indirect or joint control, whether sole control or shared, and the Company may take any measure of control and supervision of such companies.

The Company may carry out any commercial, financial or industrial operations and any leasing or other transactions with respect to real estate or movable property, leasing or other.

3. Duration.

3.1. The Company is formed for an unlimited period of time.

3.2. The Company may be dissolved, at any time, by a resolution of the shareholders adopted with the consent of a majority of shareholders owning at least three-quarters of the share capital.

4. Registered Office.

4.1. The registered office of the Company is established in Luxembourg City in the Grand Duchy of Luxembourg. It may be transferred to any other location in the Grand Duchy of Luxembourg by a resolution of the board of directors of the Company (the Board) which may amend the Articles accordingly

4.2. The Company may establish offices, subsidiaries and branches, both in Luxembourg and abroad, by decision of the Board.

4.3. If the Board determines that extraordinary political, social, economic or military developments or events have occurred or are imminent and that these developments or events may interfere with the normal activities of the Company at its registered office, or with the ease of communication with such office or between such office and persons abroad, the Board may temporarily transfer the registered office to a location abroad until the complete cessation of the extraordinary developments or events. Such temporary measures shall have no effect on the nationality of the Company which, notwithstanding the temporary transfer of its registered office, will remain a Luxembourg company.

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Chapter II. Capital, Shares.

5. Share capital.

5.1. The share capital is set at sixty-three million two hundred thousand seven hundred eighty-eight United States Dollars (USD 63,200,788), represented by (i) one hundred eighty-six million eight hundred eight thousand four hundred forty-fife (186,808,445) class A shares, without nominal value, fully paid and having the rights given to such class A shares in these Articles (the Class A Shares) and (ii) two million four hundred eighteen thousand nine hundred nineteen (2,418,919) class B shares, without nominal value, fully paid and having the rights given to such class B shares in these Articles (the Class B Shares); jointly, the Class A Shares and the Class B Shares are referred to as the Shares and the holders of the Shares from time to time are referred to jointly as the Shareholders.

5.2. The Board shall have the right to raise the share capital up to the limit of one billion United States Dollars (USD 1,000,000,000) (such amount including the issued share capital of the Company), by issuing a maximum of two hundred sixty-one million five hundred seventy-eight thousand nine hundred and seventy-eight (261,578,978) new Shares without nominal value (the Authorised Share Capital) by the creation and issuance of new Shares.

5.3. For a period of five years counting from the date of incorporation or any subsequent resolutions to create, renew or increase the Authorised Share Capital pursuant to this article, and within the limits of the Authorised Share Capital, the Board is authorised to issue additional Shares, in one or several successive tranches against payment in cash or in kind, or by way of incorporation of available reserves, or in connection with the issue of senior or subordinated bonds, convertible into or repayable by or exchangeable for Shares (whether provided in the terms at issue or subsequently provided), or in connection with the issue of bonds with warrants or other rights to subscribe for Shares attached, or through the issue of stand-alone warrants or any other instrument carrying an entitlement to, or the right to subscribe for Shares, at such times and on such conditions as the Board may resolve in its discretion, including the subscription price (provided that the Shares shall not be issued at a price below nominal value).

5.4. The Board is authorised within the limits of the Authorised Share Capital, in connection with an issuance of Shares or senior or subordinated bonds, convertible into or repayable by or exchangeable for Shares as per Article 5.3, above, to limit or cancel the preferential subscription right of existing Shareholders otherwise applicable to such issuance.

5.5. After each increase of the Company’s share capital according to the above, the present Articles shall be amended to reflect such an increase. The Board is expressly authorised to delegate to any natural or legal person to organise the market in subscription rights, accept subscriptions, effect conversions or exchanges, receive payment for Shares, bonds, subscription rights or other financial instruments, to have registered increases of capital pursuant to a total or partial increase of the Authorised Share Capital as well as the corresponding amendments of Article 5.1 to reflect such increase, and to take all actions necessary or desirable for the execution, filing and/or publication of such amendment in accordance with Law.

5.6. The subscribed share capital and the Authorised Share Capital of the Company may be increased or reduced by a resolution of the general meeting of Shareholders of the Company, adopted in compliance with the requirements established in the Law for an amendment of the Articles.

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6. Shares.

6.1. The Shares shall be issued solely in registered form (actions nominatives). Each Share entitles its Shareholder to one vote at the general meeting of Shareholders. Each Share shall carry equal economic rights. The Shares will be uncertificated.

6.2. The Class A Shares carry voting rights and are entitled to one (1) vote per Share at any general meeting of Shareholder. The Class B Shares are non-voting shares and are only recognised for purposes of voting in accordance with the requirements of the Law.

6.3. Shares may be held directly or with a broker, bank, custodian, dealer or other qualified intermediary, who will hold them through a securities settlement system either directly as a participant of such system or indirectly through such a participant.

6.4. A register of the Shareholders’ of the Company (the Register) shall be maintained at the registered office of the Company. The Company shall consider the person in whose name the Shares are recorded in the Register to be the owner of the Shares. However, where the Shares are recorded in the Register on behalf of one or more persons in the name of a securities settlement system or the operator of such a system or in the name of a professional depositary of securities or any other depositary (such systems, professionals or other depositaries being hereafter referred to as Depositaries) or a sub-depositary designated by one or more Depositaries, the Company - subject to the receipt from the Depositary with whom such Shares are kept in account a confirmation in proper form - will permit those persons to exercise rights attaching to those Shares, including admission to and voting at general meetings and shall consider those persons to be the owners of the Shares for the purpose of Article 19 of these Articles. The Board may set and determine the requirements of such confirmations. Notwithstanding the foregoing, the Board shall only make payments, by way of dividends or otherwise, in cash or in kind, shares or other assets in the hands of the Depository or the sub-depository recorded in the Register and that payment shall release the Company from any of its obligations.

6.5. In addition to the share capital, there may be set up a premium account into which any premium paid on any Share in addition to its par value is transferred. The amount of the premium account may, for example, be used to provide for the payment of any Shares which the Company may redeem from its Shareholders, to offset any net realised losses or to make distributions to the Shareholders, such list being a non-exhaustive list of the purposes for which the amount of the premium account may be used.

6.6. Subject to the provisions of the Law and of this Articles, each Shareholder shall have a preferential subscription right in the event of issue of new Shares in return for contributions in cash. Such preferential subscription right shall be proportional to the fraction of the capital represented by the Shares held by such Shareholder. The existing Shareholders shall not benefit from a preferential subscription right in case of an issue of new Shares by the Company in exchange for a contribution in kind.

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6.7. The preferential subscription right may be limited or cancelled by a resolution of the general meeting of Shareholders adopted in accordance with the quorum and majority requirements necessary for the amendment of the articles, and also by the Board within the limits of the Authorised Share Capital and in accordance to the provisions of this Articles.

6.8. Within the limits and conditions set forth in the Law, the Company may repurchase the Shares or cause them to be repurchased by its subsidiaries.

6.9. Except for transfers in accordance with the rules and regulations of the relevant Depositary, a transfer of the Shares shall be carried out by the entry of a declaration of transfer in the Register, duly signed and dated by either:

(i)	both the transferor and the transferee or their authorised representatives; or

(ii)	any authorised representative of the Company,

following a notification to, or acceptance by, the Company, in accordance with article 1690 of the Luxembourg Civil Code.

6.10. Any document recording the agreement between the transferor and the transferee, which is validly signed by both parties, may be accepted by the Company as evidence of a Share transfer.

6.11. Confirmations that an entry has been made in the Register shall be provided to the Shareholders directly recorded as such in the Register or in the case of Depositories or sub-depositories recorded in the Register upon their request.

6.12. If the Controlling Shareholder(s) (as defined below) intend to transfer the Control (as defined below) of the Company to one or several third parties (together Third Parties) (any such intended transfer of Shares to be at arm’s length terms) in one or more related transactions the other Shareholders shall have the right to participate proportionately with the Controlling Shareholder(s) in such transfer to the Third Parties on the same terms and conditions, and in particular the same purchase price as the Controlling Shareholder(s) (the Tag-along Right). The Controlling Shareholder(s) shall procure that the Third Party buys and assumes all the Shares of the other Shareholders if they have decided to exercise their Tag-along Right on the same conditions and for the same pro rata purchase price as the Controlling Shareholder(s). For the purpose of this Article, “Controlling Shareholder(s)” or the term “Control” shall mean the power effectively used to control the corporate activities and the functioning of the management bodies of the Company, with no distinction being made between the Class A Shares and the Class B Shares for such purpose.

6.13. The Controlling Shareholder(s) shall give written notice to the Board within five (5) business days if they receive an offer by Third Parties to sell their Shares or dispose of them in any other form (the Tag-along Notice).

6.14. The Board shall inform the other Shareholders of the Tag-along Notice it received within five (5) business days by registered mail and via e-mail.

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6.15. The other Shareholders shall give notice to the Board within seven (7) business days after having received the Tag-along Notice, on whether they will exercise their Tag-Along Right. In case the other Shareholders exercise their Tagalong Right, they have to declare that they are willing to sell and transfer their Shares to the Third Parties on the conditions of the Third Parties’ offer and for the purchase price offered by the Third Parties. In case of the exercise of the Tag-along Right, the Shareholders will take all measures and execute all declarations necessary to validly transfer the respective Shares to the Third Parties.

6.16. The Board may decline to register and direct the Depositary to decline (and the Depositary shall decline, if requested) to register any transfer of Shares eventually intended to be made not in accordance with the terms and conditions set forth in these Articles and/or with the provisions of any agreement between the Shareholders, as may be amended or replaced from time to time.

Chapter III. Management

7.  Board. The Board shall be composed of at least three (3) members and a maximum of eleven (11) members. The Board shall elect from among its members a chairman.

7.1. The general meeting of Shareholders may decide to qualify the appointed directors into different classes (class A directors, class B directors and so forth).

7.2. The directors are appointed for a renewable period not exceeding two (2) years by the general meeting of Shareholders which may at any time remove them prior to the expiration of their term with or without cause.

7.3. No person shall be appointed as a director of the Company unless he has consented in writing to act as a director.

7.4. A director does not need to be a Shareholder and must be an individual. A legal entity may not be appointed as director.

7.5. If the office of a director becomes vacant, the other directors, acting by a simple majority, may fill the vacancy on a provisional basis until a new director is appointed by the next general meeting of Shareholders.

7.6. The number of directors, their term, their class and their remuneration shall be fixed by the general meeting of the Shareholders.

8. Meetings of the Board.

8.1. The chairman of the Board shall be the chairman of the Board meetings. If the chairman of the Board is not present at the meeting, his or her functions shall be performed temporarily by another director appointed by him or her or if no director has been appointed by the chairman his or her functions shall be performed temporarily by another director appointed by the directors present at the meeting.

8.2. The frequency of the meetings shall be determined so as to ensure effectiveness of the Board’s activities.

8.3. Notwithstanding the foregoing, a decision of the Board may also be taken by written resolution of the directors. Such resolution must be signed by each and every director and taken unanimously. The date of such decision shall be the date of the last signature.

8.4. The Board may be convened upon a call by the chairman or in his absence by two-thirds of its members.

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8.5. Written notice of any meeting of the Board shall be given to all directors at least three (3) days in advance of the date set for such meeting. No such written notice is required if all the members of the Board are present or represented during the meeting. Separate written notice shall not be required for meetings that are held at times and places prescribed in a schedule previously adopted by decision of the Board.

8.6. Any member of the Board may act at any meeting of the Board by appointing, in writing whether in original, by telefax, or e-mail, another director as his or her proxy.

8.7. Any director may participate in a meeting of the Board by conference call or similar means of communications equipment whereby all persons participating in the meeting can hear and speak to each other and properly deliberate, and participating in a meeting by such means shall constitute presence in person at such meeting.

9. Decisions of the Board.

9.1. The Board may validly deliberate if a quorum of directors is present or represented at such board meeting. A quorum shall be deemed to be reached if the majority of the Company’s directors is present or represented. Decisions taken by the Board shall require the vote of the majority of the directors present or represented.

9.2. In the event that at any meeting the number of votes for and against a decision is tied, the chairman of the Board shall have a casting vote.

9.3. In case of a conflict of interest as defined in Article 15 below, the quorum requirement shall apply without taking into account the conflicted director(s).

10. Powers of the Board.

10.1. The Board shall have the most extensive and broadest powers to administer, manage and act on behalf of the Company and all powers not specifically reserved to the general meeting by the Law, by these Articles or by any agreement between the Shareholders, as may be amended or replaced from time to time, provided that the Board is authorised to delegate the day-to-day management, and the power to represent the Company in this respect, to one or more directors, officers, managers or other agents.

11. Binding signatures.

11.1. The Company will be bound towards third parties by the joint signatures of two directors. Notwithstanding the above, if the general meeting of Shareholders has appointed one or several categories of directors, the Company will be bound towards third parties only by the joint signature of two directors, including the signature of, at least, one class A director.

11.2. The Company shall also be bound towards third parties by the joint or single signature of any person(s) to whom special signatory powers have been delegated by the Board, within the limits of such power.

12. Day-to-day management.

12.1. The Board may delegate special or limited powers to one or more persons for specific matters.

12.2. The Board is authorised to delegate the day-to-day management, and the power to represent the Company in this respect, to one or more directors, officers, managers or other agents, whether Shareholders or not, acting either individually or jointly. If the day-to-day management is delegated to one or more directors, the Board must report to the annual General Meeting any salary, fee and/or any other advantage granted to those director(s) during the relevant financial year.

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13. Committees.

13.1. The Board may create one or more committees required by law or otherwise, and select its members either from among the directors or outside thereof, or both, and determine their composition, purpose and functioning.

14. Liability - Indemnification.

14.1. The Board assumes, by reason of its position, no personal liability in relation to any commitment validly made by it in the name of the Company.

14.2. The Company shall, to the extent permitted by law, indemnify any director or officer and his heirs, executors and administrators, against any damages or compensations to be paid by him/her or expenses or costs reasonably incurred by him/her, as a consequence or in connection with any action, suit or proceeding to which he/she may be made a party by reason of his/her being or having been a director or officer of the Company, or, at the request of the Company, of any other Company of which the Company is a shareholder or creditor and by which he/she is not entitled to be indemnified, except in relation to matters as to which he/she shall be finally adjudged by a court of competent jurisdiction in such action, suit or proceeding to be liable for gross negligence, fraud or wilful misconduct. The foregoing right of indemnification shall not exclude other rights to which such director or officer may be entitled, including pursuant to any separate indemnification agreement entered into between the Company and such director or officer.

15. Conflict of Interest.

15.1. No contract or other transaction between the Company and any other company or firm shall be affected or invalidated by the fact that any one or more of the director or any officer of the Company has a personal interest in, or is a director, associate, member, officer or employee of such other company or firm. Except as otherwise provided for hereafter, any director or officer of the Company who serves as a director, associate, officer or employee of any company or firm with which the Company shall contract or otherwise engage in business shall not, by reason of such affiliation with such other company or firm, be automatically prevented from considering and voting or acting upon any matters with respect to such contract or other business.

15.2. Notwithstanding the above, in the event that any director of the Company may have any personal interest in any transaction of the Company, he shall make known to the Board such personal interest and shall not vote on any such transaction, unless they relate to current operations, conducted under normal conditions.

Chapter IV. Shareholder(s).

16. Powers of the General Meeting of the Shareholders.

16.1. Any regularly constituted meeting of the Shareholders of the Company shall represent the entire body of Shareholders of the Company.

17. Annual general meeting of the Shareholders.

17.1. The annual general meeting of the Shareholders of the Company shall be held, in accordance with Luxembourg law, in Luxembourg at the address of the registered office of the Company or at such other place in the municipality of the registered office as may be specified in the convening notice of the meeting.

17.2. The annual general meeting of the Shareholders of the Company may be held abroad if, in the absolute and final judgment of the Board, exceptional circumstances so require.

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18. Other meetings of the Shareholders.

18.1. Other meetings of the Shareholders of the Company may be held at such place and time as may be specified in the respective convening notices of the meeting.

19. Procedure, Vote.

19.1. Written notice of any general meeting shall be given to all Shareholders by means of a registered letter or any other means of communication individually accepted by their addressees at least eight (8) days prior to the date of the meeting, except in the case of an emergency, in which case the nature and circumstances of such shall be set out in the notice. In case the Shares are listed in a foreign regulated market, the notices shall follow the market practices in such country regarding publicity of the convening of a general meeting of Shareholders.

19.2. If all the Shareholders of the Company are present or represented at a meeting of the Shareholders of the Company, and consider themselves as being duly convened and informed of the agenda of the meeting, the meeting may be held without prior notice.

19.3. Upon the written request from Shareholders holding at least ten (10) per cent of the issued Shares, the Board shall convene a meeting of the Shareholders. One or more Shareholders holding at least ten (10) per cent of the issued Shares shall have the right to add additional items to the agenda and propose drafts resolutions in respect of the item added to the agenda. The Board shall determine in the convening notice the necessary procedures to allow Shareholders to add items to the agenda.

19.4. Such convening notice shall include the agenda and indicate the date and the results of the previous meeting.

19.5. Irrespective of the agenda, the Board may adjourn any ordinary general meeting or extraordinary general meeting in accordance with the formalities and time limits stipulated for by Law.

19.6. General meetings are presided over by the chairman of the Board or by a person designated by said chairman, or in the absence thereof, by a chairman elected by the general meeting who shall be a member of the Board. The chairman of the meeting will appoint a scrutineer to keep the attendance list. The bureau of the general meeting so constituted shall designate the secretary.

19.7. A Shareholder may act at any meeting of the Shareholders of the Company by appointing another person as its proxy in writing, whether in original, by telefax, or email.

19.8. The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. The convening notice shall contain other details with regard to the requirements of the instrument appointing a proxy.

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19.9. At the discretion of the Board, a Shareholder may participate in a meeting of the Shareholders of the Company by conference call, by videoconference, or similar means of communications equipment whereby all persons participating in the meeting can hear and speak to each other and properly deliberate, and participating in a meeting by such means shall constitute presence in person at such meeting.

19.10. Shareholders may vote by correspondence, by means of a form to be provided by the Company which shall at least include the following information: location, date, and time of the meeting; the name, address and any other pertinent information concerning the shareholder; the number of Shares held by such shareholder; the agenda for the meeting; the texts of the proposed resolutions; the option to cast a positive or negative vote or to abstain; the option to vote by proxy for any new resolution or any modification of the resolutions that may be proposed during the meeting or announced by the Company after the shareholder’s submission of the form provided by the Company. The forms for voting by correspondence should be received at the Company no later than the day preceding the fifth (5th) business day before the date of the general meeting of Shareholders unless the Company fixes a shorter or longer period. Duly completed forms received by the Company in accordance with the aforementioned conditions shall be counted when determining a quorum at such general meeting of Shareholders. The Board shall adopt all other regulations and rules concerning the participation in the meeting and forms to be used to vote by correspondence.

19.11. Except as otherwise provided herein, these Articles may be amended by a majority of at least two thirds of the votes validly cast at a general meeting at which a quorum of more than half of the Company’s share capital is present or represented. The agenda for such a meeting shall indicate the proposed amendments to the Articles. If no quorum is reached in a meeting, a second meeting may be convened in accordance with the provisions of article 19.1 which may deliberate regardless of the quorum and at which resolutions are adopted at a majority of at least two thirds of the votes validly cast. Abstentions and nil votes shall not be taken into account. Where any amendment to the Articles would amend the rights attaching to any class of Shares, the resolution must, in order to be valid, fulfill the conditions of attendance and majority laid down in this article 19.11 in each class of shares.

19.12. The commitments of the Shareholders may only be increased with the unanimous consent of the Shareholders.

19.13. Minutes of the general meetings shall be signed by the members of the board of the meeting. Copies or excerpts of the minutes to be produced in court or elsewhere shall be signed in conformity with Article 11.

19.14. In case of the approval by the general meeting of:

(i)  the consummation of a merger in which the Company is not the surviving person and that the corporate purpose of such surviving person is not substantially correspondent to the corporate purpose of the Company;

(ii) an amendment to the articles of association materially changing the corporate purpose of the Company; and

(iii)  an amendment to the articles of association that restrict the rights of the Shareholders; dissenting Shareholders shall have the right to demand the Company to purchase its shares by the price equal to the average price of the Shares of the sixty (60) trading days preceding the general meeting in which the deliberation was approved, but always subject to the provisions and conditions of the Law, namely the conditions of redemption of shares.

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19.15. A dissenting Shareholder may exercise the right provided under the Article above with regard to the Shares proven to be held by time of the relevant general meeting, even in the case of absent Shareholder. The claim for the purchase of the Shares must be presented to the Company in within thirty (30) days after the relevant general meeting, along with the proper documentation proving the ownership of the Shares by the time of the general meeting. The Company must purchase the Shares in within six (6) months counting from the date of the general meeting.

Chapter V. External auditors

20. External auditors.

20.1. The operations of the Company shall be supervised by one or several statutory auditors (commissaire(s)). The general meeting of Shareholders shall appoint the statutory auditor(s) and shall determine their term of office, which may not exceed six (6) years.

20.2. When so required by law, the Company’s operations shall be supervised by one or more supervisory auditors (réviseurs d’entreprises agréés).

20.3. A statutory auditor may be removed at any time, without notice and with or without cause, by the general meeting of shareholders.

20.4. The statutory auditor(s) have an unlimited right of permanent supervision and control of all operations of the Company.

20.5. If the general meeting of Shareholders of the Company appoints one or more independent auditors (réviseur(s) d’entreprises agréé(s)) in accordance with article 69 of the law of 19 December 2002 regarding the trade and companies’ register and the accounting and annual accounts of undertakings, as amended, the institution of statutory auditors is no longer required.

20.6. An independent auditor may only be removed by the general meeting of shareholders for cause or with his approval.

Chapter VI. Accounting Year, Allocation of Profits

21. Financial Year.

21.1. The accounting year of the Company shall begin on the first of January and shall terminate on the thirty-first of December of each year.

22. Appropriation of profits.

22.1. After deduction of any and all of the expenses of the Company and the amortisation, the credit balance represents the net profit of the Company.

22.2. Of the net profit, five percent (5.00%) shall be appropriated for the legal reserve; this deduction ceases to be compulsory when the reserve amounts to ten percent (10.00%) of the capital of the Company. However if the reserve subsequently falls below ten percent (10.00%) of the capital of the Company, five percent (5.00%) of the net profit must again be appropriated for the legal reserve.

22.3. The balance of the net profit is at the disposal of the general meeting of Shareholders, which may decide on the payment of a dividend, to transfer the balance to a reserve account, or to carry it forward in accordance with the applicable legal provisions.

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22.4. Interim dividends or other reserves (including share premiums but excluding the legal reserve) may be distributed at any time in compliance with the Law, under the following conditions:

(i) the Board draws up interim accounts;

(ii)  the interim accounts show that sufficient profits and other reserves (including share premiums) are available for distribution; it being understood that the amount to be distributed may not exceed the profits made since the end of the prior financial year for which the annual accounts have been approved, if any, increased by any undistributed profits carried forward and distributable reserves, and reduced by any losses carried forward and sums to be allocated to any legal or a statutory reserve;

(iii)  the decision to distribute interim dividends or other reserves (including share premiums except for the legal reserve), shall be made by the Board within two (2) months from the date of the interim accounts; and

(iv)  in their report to the Board, the statutory auditors (commissaires) or the independent auditors (réviseurs d’entreprises agréés), as applicable must verify whether the above conditions (i) to (iii) have been satisfied.

Chapter VII. Dissolution, Liquidation and Notices

23. Dissolution, Liquidation.

23.1. The Company may be dissolved by a decision of the general meeting of Shareholders in accordance with article 3.2 of these Articles. The liquidation will be carried out by one or more liquidators, natural or legal persons, appointed by the general meeting of Shareholders, which will specify their powers and fix their remuneration.

23.2. The surplus resulting from the realisation of the assets and the payment of the liabilities shall be distributed among the Shareholders in proportion to the number of Shares of the Company held by them.

24. Notices.

24.1. Any notice, information or written statement to be given by the Company to the Shareholders may be provided in any way by which it can reasonably be expected to reach each Shareholder or by mail addressed to each Shareholder at the address shown in the Register.

24.2. Any summons, notice, order document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

24.3. Service of any summons notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the registered agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

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Chapter VIII. Applicable Law.

Applicable Law. All matters not governed by the Articles are to be construed in accordance with applicable Law and all other applicable laws.

SUIT LA TRADUCTION FRANÇAISE DU TEXTE QUI PRÉCÈDE:

Chapitre I er. Forme, Dénomination sociale, Objet, Durée, Siège.

1.  Forme et Dénomination Sociale. La dénomination sociale de la société est Constellation Oil Services Holding S.A. (la Société). La Société est une société anonyme régie par les lois du Grand-Duché de Luxembourg relatives à une telle entité, et notamment par la loi du 10 août 1915 concernant les sociétés commerciales, telle que modifiée (ci-après la Loi), les présents statuts (ci-après les Statuts), et par toute convention conclue entre les actionnaires, telle que modifiée ou remplacée dans le temps.

2.  Objet. Le but de la Société est la prise de participation et la détention au Luxembourg ou à l’étranger, dans toutes sociétés ou entités et la gestion de ces prises de participation. La Société pourra en particulier acquérir par souscription, achat, et échange ou de toute autre manière des actions, des parts sociales et autres titres de participation, obligations, créances, certificats de dépôts et autres instruments de dettes et de façon plus générale toutes valeurs mobilières et instruments financiers émis par toute entité privée ou publique, y compris les sociétés. Elle pourra participer dans la création, le développement, la gestion et le contrôle de toute société ou entreprise. Elle pourra en outre Investir dans l’acquisition et la gestion d’un portefeuille de marques ou de propriété intellectuelle de toute origine ou nature.

La Société pourra emprunter sous quelque forme que ce soit. Elle pourra émettre des bons, obligations et titres obligataires et toute forme de dettes qui pourront être convertibles et/ou titres en capital. La Société pourra prêter des fonds incluant les recettes d’emprunt et/ou l’émission de titres de créances à ses filiales, sociétés affiliées ou toute autre société. Elle pourra accorder une assistance financière, des garanties et accorder des sûretés à des tiers afin de garantir ses obligations ou les obligations de ses filiales, sociétés affiliées ou toute autre société sous son contrôle direct, indirect ou de concert, que le contrôle soit exclusif ou partagé. La Société pourra en outre hypothéquer, garantir, transférer, grever ou donner en gage tout ou partie de ses actifs.

La Société pourra de façon générale employer toute technique et utiliser tout instrument en relation avec ses investissements dans le but de leur gestion efficace, y compris des instruments et techniques conçus pour protéger la Société contre les créanciers, les fluctuations de devises, les fluctuations de taux d’intérêts et autres risques.

La Société peut accorder toute forme d’aide à l’une de ses sociétés affiliées ou toute autre société sous son contrôle direct et indirect ou mixte, que le contrôle soit exclusif ou partagé, et la Société peut prendre toute mesure de contrôle et de surveillance de ces sociétés.

La Société pourra exercer toute activité commerciale, financière ou industrielle, toute location et toute transaction en rapport avec des biens mobiliers ou immobiliers, de la location ou autre.

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3. Durée.

3.1. La Société est constituée pour une durée illimitée.

3.2. La Société peut être dissoute à tout moment par une résolution des actionnaires adoptée avec le consentement d’une majorité d’actionnaires détenant les trois quarts du capital social au moins.

4. Siège Social.

4.1. Le siège social est établi dans la ville de Luxembourg, au Grand-Duché de Luxembourg. Il peut être transféré en tout autre endroit du Grand-Duché de Luxembourg par une résolution du conseil d’administration de la Société (le Conseil), qui peut modifier les Statuts en conséquence.

4.2. Des succursales, filiales ou autres bureaux peuvent être établis soit au Grand-Duché de Luxembourg, soit à l’étranger par une décision du Conseil.

4.3. Au cas où le Conseil estimerait que des développements ou événements extraordinaires d’ordre politique, social, économique ou militaire sont de nature à compromettre l’activité normale de la société au siège social ou la communication aisée avec ce siège ou entre ce siège et des personnes à l’étranger ou que de tels développements ou événements sont imminents, il pourra transférer provisoirement le siège social à l’étranger jusqu’à cessation complète de ces circonstances anormales. Ces mesures provisoires n’auront aucun effet sur la nationalité de la Société, laquelle, nonobstant ce transfert provisoire du siège, restera une société luxembourgeoise.

Chapitre II. Capital social, Actions

5. Capital Social.

5.1. Le capital social est fixé à soixante-trois millions deux cent mille sept cent quatre-vingt-huit dollars américains (USD 63.200.788) représenté par (i) cent quatre-vingt-six millions huit cent huit mille quatre cent quarante-cinq (186.808.445) actions de classe A, sans valeur nominale, entièrement libérées et disposant des droits attribués auxdites actions de classe A par les présents Statuts (les Actions de Classe A) et (ii) deux millions quatre cent dix-huit mille neuf cent dix-neuf (2.418.919) actions de classe B, sans valeur nominale, entièrement libérées et disposant des droits attribués auxdites actions de classe B par les présents Statuts (les Actions de Classe B), les Actions de Classe A et les Actions de Classe B sont collectivement désignées les Actions et les détenteurs des Actions dans le temps sont conjointement désignés comme les Actionnaires.

5.2. Le Conseil a le droit d’augmenter le capital social dans la limite d’un milliard de dollars américains (USD 1.000.000.000,-) (ce montant incluant le capital social émis de la Société), par l’émission d’un maximum de deux cent soixante et un millions cinq cent soixante-dix-huit mille neuf cent soixante-dix-huit (261.578.978) nouvelles Actions sans valeur nominale (le Capital Social Autorisé) par la création et l’émission d’Actions nouvelles.

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5.3. Pendant une période de cinq ans à compter de la date de constitution ou de toute résolution ultérieure visant à créer, renouveler ou augmenter le Capital Social Autorisé, conformément au présent article, et dans les limites du Capital Social Autorisé, le Conseil est autorisé à émettre des Actions supplémentaires, en une ou plusieurs tranches successives contre paiement en espèces ou en nature, ou par voie d’incorporation de réserves disponibles ou dans le cadre de l’émission d’obligations subordonnées ou prioritaires, convertibles ou remboursables par, ou échangeables contre des Actions (qu’ils soient fournis au moment de l’émission ou ultérieurement), ou en relation avec l’émission d’obligations à bons de souscription ou d’autres droits de souscription d’Actions attachés, ou par l’émission de bons de souscription autonomes ou de tout autre instrument donnant accès au, ou le droit de souscrire à des Actions, aux moments et aux conditions décidés par le Conseil à sa discrétion, y compris le prix de souscription (à condition que les Actions ne soient pas émises à un prix inférieur à la valeur nominale).

5.4. Le Conseil est autorisé dans les limites du Capital Social Autorisé, dans le cadre d’une émission d’Actions ou d’obligations subordonnées ou prioritaires, convertibles ou remboursables par ou échangeables en Actions conformément à l’article 5.3, ci-dessus, à limiter ou annuler le droit préférentiel de souscription des Actionnaires existants autrement applicable à une telle émission.

5.5. Après chaque augmentation du capital social de la Société conformément à ce qui précède, les présents Statuts devront être modifiés pour refléter une telle augmentation. Le Conseil est expressément autorisé à déléguer à toute personne physique ou morale l’organisation du marché des droits de souscription, l’acceptation des souscriptions, conversions ou échanges d’effet, réception du paiement des Actions, obligations, droits de souscription ou autres instruments financiers, de consigner les augmentations de capital en vertu d’une augmentation totale ou partielle du Capital Social Autorisé ainsi que les modifications correspondantes de l’article 5.1 pour refléter cette augmentation, et de prendre toutes les mesures nécessaires ou souhaitables pour l’exécution, le dépôt et/ou la publication d’une telle modification conformément à la Loi.

5.6. Le capital social souscrit et le Capital Social Autorisé de la Société peuvent être augmentés ou réduits par une résolution de l’assemblée générale des Actionnaires de la Société, adoptée en conformité avec les exigences prévues par la Loi pour une modification des Statuts.

6. Actions

6.1. Les Actions seront émises uniquement sous forme nominative. Chaque Action confère à son détenteur une voix à l’assemblée générale des Actionnaires. Chaque Action est assortie de droits économiques égaux aux autres Actions. Les Actions seront émises sans certificats.

6.2. Les Actions de Classe A sont assorties de droits de vote et bénéficient d’une (1) voix par Action à toute assemblée générale d’Actionnaires. Les Actions de Classe B sont sans droit de vote et ne sont prises en compte à des finalités de vote que dans le respect des exigences de la Loi.

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6.3. Les Actions peuvent être détenues directement ou par le biais d’un courtier, une banque, dépositaire, gestionnaire ou autre intermédiaire habilité, qui les détiendra à travers un système de règlement de titres, soit directement en tant que participant d’un tel système ou indirectement par le biais d’un tel participant.

6.4. Un registre des Actionnaires de la Société (le Registre) sera conservé au siège social de la Société. La Société considérera comme propriétaires des Actions la personne au nom de laquelle les Actions sont inscrites au Registre. Toutefois, lorsque les Actions sont inscrites au Registre au nom d’une ou plusieurs personnes au nom d’un système de règlement de titres, ou au nom de l’exploitant d’un tel système, ou au nom d’un dépositaire professionnel de titres, ou de tout autre dépositaire (ces systèmes, professionnels ou autres dépositaires étant ci-après dénommés Dépositaires) ou d’un sous-dépositaire désigné par un ou plusieurs Dépositaires, la Société, sous réserve de la réception par le Dépositaire auprès duquel ces Actions sont détenues en compte d’une confirmation en bonne et due forme, permettra à ces personnes d’exercer les droits attachés à ces Actions, y compris l’admission et le vote aux assemblées générales et considérera ces personnes comme étant les propriétaires des Actions aux fins de l’article 19 des présents Statuts. Le Conseil peut fixer et déterminer le contenu obligatoire de ces confirmations. Nonobstant ce qui précède, le Conseil peut uniquement faire les paiements, sous forme de dividendes ou autrement, en espèces ou en nature, d’actions ou d’autres actifs, entre les mains du Dépositaire ou du sous-dépositaire inscrit au Registre et un tel paiement libérera la Société de toutes ses obligations.

6.5. En plus du capital social, il peut être créé un compte de prime d’émission dans lequel sera transféré toute prime payée au titre de et en sus de la valeur nominale de toute Action. Le montant du compte de prime d’émission pourra par exemple servir pour le paiement de toute Action que la Société voudra rembourser à ses Actionnaires, pour compenser toutes pertes nettes réalisées, aux fins de distribution aux Actionnaires, cette liste est une liste non exhaustive des utilisations du montant du compte de prime d’émission.

6.6. Sous réserve des dispositions de la Loi et des présents Statuts, chaque Actionnaire disposera d’un droit préférentiel de souscription en cas d’émission d’Actions nouvelles en rémunération d’apports en numéraire. Un tel droit préférentiel de souscription devra être proportionnel à la fraction du capital représentée par les Actions détenues par cet Actionnaire. Les Actionnaires existants ne bénéficient pas d’un droit préférentiel de souscription en cas d’émission d’Actions nouvelles de la Société en échange d’un apport en nature.

6.7. Le droit préférentiel de souscription pourra être limité ou supprimé par une résolution de l’assemblée générale des Actionnaires prise conformément aux conditions de quorum et de majorité requises pour la modification des statuts, ainsi que par le Conseil dans les limites du Capital Social Autorisé et conformément aux dispositions des présents Statuts.

6.8. Dans les limites et conditions énoncées dans la Loi, la Société peut racheter les Actions ou les faire racheter par sesfiliales.

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6.9. Sauf pour les cessions en conformité avec les règles et les règlements du Dépositaire concerné, une cession d’Actions doit être effectuée par l’entrée d’une déclaration de cession au Registre, dûment datée et signée soit par:

(i) à la fois le cédant et le cessionnaire ou leurs représentants autorisés; ou

(ii) tout représentant autorisé de la Société,

suivant la notification à, ou l’acceptation par la Société, conformément à l’article 1690 du Code civil luxembourgeois.

6.10. Tout document constatant l’accord entre le cédant et le cessionnaire, valablement signé par les deux parties, peut être accepté par la Société à titre de preuve d’une cession d’Actions.

6.11. Les confirmations d’inscription au Registre doivent être fournies aux Actionnaires enregistrés directement en tant que tel dans le Registre ou dans le cas des Dépositaires ou sous-dépositaires inscrits au Registre à leurs demandes.

6.12. Si l’Actionnaire(s) Majoritaire(s) (tel que ce terme est défini ci-après) a/ont l’intention de céder la Majorité (tel que ce terme est défini ci-après) de la Société à un ou plusieurs tiers (ensemble les Parties Tierces) (une telle cession prévue d’Actions doit être faite dans des conditions de concurrence normales) à l’occasion d’une ou de plusieurs opérations liées, les autres Actionnaires ont le droit de participer proportionnellement avec l’Actionnaire(s) Majoritaire(s) à une telle cession à des Parties Tierces aux mêmes conditions, et en particulier au même prix d’achat que l’Actionnaire(s) majoritaire(s) (le Droit de Sortie Conjointe). L’Actionnaire(s) Majoritaire(s) devra s’assurer que la Partie Tierce achète et assume toutes les Actions des autres Actionnaires s’ils ont décidé d’exercer leur Droit de Sortie Conjointe dans les mêmes conditions et pour le même prix d’achat au prorata que l’Actionnaire Majoritaire(s). Aux fins du présent article, I’ « Actionnaire(s) Majoritaire(s) » ou le terme « Majorité » désigne le pouvoir effectivement utilisé pour contrôler les activités d’entreprises et le fonctionnement des organes de direction de la Société, sans distinction entre les Actions de Classe A les Actions de Classe B.

6.13. L’Actionnaire(s) Majoritaire(s) doit informer par écrit le Conseil sous cinq (5) jours ouvrables s’il(s) reçoit une offre par des Parties Tierces de vendre leurs actions ou d’en disposer sous toute autre forme (I’Avis de Droit de Sortie Conjointe).

6.14. Le Conseil devra informer les autres Actionnaires de la réception de l’Avis de Droit de Sortie Conjointe dans les cinq (5) jours ouvrables par courrier recommandé et par courrier électronique.

6.15. Les autres Actionnaires doivent donner un avis au Conseil dans les sept (7) jours ouvrables suivant la réception de l’Avis de Droit de Sortie Conjointe qu’ils exercent ou non leurs Droits de Sortie Conjointe. Dans le cas où les autres Actionnaires exercent leurs Droits de Sortie Conjointe, ils doivent déclarer qu’ils sont prêts à vendre et céder leurs Actions aux Parties Tierces aux conditions de l’offre faite par les Parties Tierces et au prix d’achat offert par les Parties Tierces. En cas d’exercice du Droit de Sortie Conjointe, les Actionnaires prendront toutes les mesures et accompliront toutes les déclarations nécessaires pour valablement céder leurs Actions respectives aux Parties Tierces.

6.16. Le Conseil peut refuser d’enregistrer et amener le Dépositaire à refuser d’enregistrer (et le Dépositaire doit refuser, si cela lui est demandé) toute cession d’Actions qui à terme est destinée à ne pas être effectuée en conformité avec les conditions énoncées dans les présents Statuts et/ou par les stipulations de toute convention conclue entre les Actionnaires, telle que modifiée ou remplacée dans le temps.

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Chapitre III. Gérance

7. Conseil.

7.1. Le Conseil est composé d’au moins trois (3) membres et au maximum de onze (11) membres. Le Conseil choisira parmi ses membres un président.

7.2. L’assemblée générale des Actionnaires peut décider de répartir les administrateurs élus en différentes catégories (administrateurs de catégorie A et administrateurs de catégorie B et ainsi de suite).

7.3. Les administrateurs sont nommés, pour une période renouvelable qui ne pourra excéder deux (2) ans, par l’assemblée générale des Actionnaires qui pourra les révoquer à tout moment avant la fin de leur mandat avec ou sans motif.

7.4. Nul ne peut être nommé administrateur de la Société à moins qu’il n’ait consenti par écrit à agir en tant qu’administrateur.

7.5. Un administrateur n’est pas nécessairement un Actionnaire et doit être une personne physique. Une personne morale ne peut pas être nommée en tant qu’administrateur.

7.6. Si le poste d’un administrateur devient vacant, les autres administrateurs, statuant à la majorité simple, peuvent y pourvoir à titre provisoire jusqu’à ce qu’un nouvel administrateur soit nommé par la prochaine assemblée générale des Actionnaires.

7.7. Le nombre d’administrateurs, la durée de leurs mandats, leurs catégories et leurs rémunérations sont fixés par l’assemblée générale des Actionnaires.

8. Réunions du Conseil

8.1. Le président du Conseil assume la présidence des réunions du Conseil. Si le président du Conseil n’est pas présent à la réunion, ses fonctions sont provisoirement exercées par un autre administrateur désigné par celui-ci ou si aucun administrateur n’a été nommé par le président, ses fonctions sont provisoirement exercées par un autre administrateur nommé par les administrateurs présents à la réunion.

8.2. La fréquence des réunions sera déterminée de manière à assurer l’efficacité des activités du Conseil.

8.3. Nonobstant ce qui précède, une décision du Conseil peut également être prise par résolution écrite des administrateurs. Une telle résolution doit être signée par chaque administrateur et prise à l’unanimité. La date de cette décision est la date de la dernière signature.

8.4. Le Conseil se réunira sur convocation du président ou, en son absence, sur convocation par les deux tiers de ses membres.

8.5. Une convocation écrite de toute réunion du Conseil sera donnée à tous les administrateurs au moins trois (3) jours avant à la date fixée pour la réunion. Aucune convocation écrite n’est nécessaire si tous les membres du Conseil sont présents ou représentés lors de la réunion. Des convocations écrites séparées ne seront pas exigées pour des réunions se tenant à une heure et un endroit déterminés dans un calendrier préalablement adopté par décision du Conseil.

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8.6. Tout membre du Conseil peut agir lors de toute réunion du Conseil en désignant par écrit, soit en original, soit par téléfax ou par courriel, un autre administrateur comme son mandataire.

8.7. Tout administrateur peut participer à une réunion du Conseil par conférence téléphonique ou tout autre moyen de communication similaire permettant à toutes les personnes y participant de s’entendre, de communiquer simultanément l’une avec l’autre et de valablement délibérer. De telles participations doivent être considérées comme équivalentes à une présence physique à la réunion.

9. Décision du Conseil

9.1. Le Conseil pourra valablement délibérer si le quorum des administrateurs présents ou représentés à cette réunion est atteint. Le quorum sera réputé atteint si la majorité des administrateurs de la Société est présente ou représentée. Les décisions prises par le Conseil exigent un vote à la majorité des administrateurs présents ou représentés.

9.2. En cas d’égalité des votes pour et contre, lors de toute réunion, le président du Conseil aura une voix prépondérante.

9.3. En cas de conflit d’intérêts tel que ce terme est défini à l’article 15 ci- dessous, les exigences de quorum s’appliqueront sans tenir compte du ou des administrateur(s) en situation de conflit d’intérêts.

10. Pouvoir du Conseil

10.1. Le Conseil a les pouvoirs les plus étendus et les plus larges pour administrer, gérer et agir pour le compte de la Société et a tous les pouvoirs non expressément réservés à l’assemblée générale par la Loi, par les présents Statuts, ou par toute convention conclue entre les Actionnaires, telle que modifiée ou remplacée dans le temps, à condition que le Conseil soit autorisé à déléguer la gestion journalière et le pouvoir de représenter la Société dans ce cadre, à un ou plusieurs administrateurs, directeurs, gérants ou autres agents.

11. Représentation de la Société

11.1. La Société sera engagée vis-à-vis des tiers par les signatures conjointes de deux administrateurs. Nonobstant ce qui précède, si une ou plusieurs catégories d’administrateurs sont créées par l’assemblée générale des Actionnaires, la Société ne sera engagée auprès des tiers que sur signature conjointe de deux administrateurs, dont la signature d’un administrateur de catégorie A au moins.

11.2. La Société sera aussi engagée vis-à-vis des tiers par la signature conjointe ou individuelle de toute(s) personne(s) à laquelle (auxquelles) le Conseil a accordé un tel pouvoir, et dans les limites d’un tel pouvoir.

12. Gestion journalière.

12.1. Le Conseil peut déléguer des pouvoirs spéciaux ou limités à une ou plusieurs personnes pour des questions spécifiques.

12.2. Le Conseil est autorisé à déléguer la gestion journalière, et le pouvoir de représenter la Société à cet égard, à un ou plusieurs administrateurs, directeurs, gérants ou autres agents, Actionnaires ou non, agissant individuellement ou conjointement. Si la gestion journalière est déléguée à un ou plusieurs administrateurs, le Conseil doit rendre compte à l’Assemblée Générale annuelle de tout salaire, honoraires et/ou tout autre avantage accordé à ces administrateur(s) au cours de l’exercice social concerné.

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13. Comités

13.1. Le Conseil peut créer un ou plusieurs comités exigés par la loi ou autrement, et choisir ses membres, soit parmi les administrateurs soit en dehors de ceux-ci, ou parmi les deux, et de déterminer leur composition, les missions et le fonctionnement.

14. Responsabilité et indemnisation

14.1. Le Conseil, en raison de sa situation, n’assume aucune responsabilité personnelle au regard des engagements valablement pris au nom de la Société.

14.2. La Société devra, dans la mesure permise par la Loi, indemniser tout administrateur ou tout agent ainsi que leurs héritiers, exécuteurs testamentaires et administrateurs légaux, contre tous dommages et intérêts ou indemnisation, devant être payés par celui-ci/celle-ci ou dépenses ou coûts raisonnables engagés par celui- ci/celle-ci, en tant que conséquence ou en relation avec toute action, procès ou procédure dans lequel/laquelle il/elle serait partie par le fait qu’il/elle soit ou ait été administrateur ou agent de la Société, ou, à la demande de la Société, de toute autre société dans laquelle la Société est associée ou créancier et par laquelle il/elle ne peut être indemnisé(e), à l’exception des matières dans lesquelles il/elle pourrait être reconnu(e) par un tribunal compétent, dans le cadre d’une action, d’un procès ou d’une procédure, auteur d’une faute lourde, fraude ou faute intentionnelle. Le droit d’indemnisation précité n’exclut aucun autre droit auquel l’administrateur ou l’agent aurait droit y compris en vertu d’une convention d’indemnisation distincte conclue entre la Société et cet administrateur ou agent.

15. Conflit d’intérêts

15.1. Aucun contrat ou autre transaction entre la Société et toute autre société ou entreprise ne sera affecté ou invalidé du fait qu’un ou plusieurs administrateurs ou agents de la Société aient un intérêt personnel, ou soient administrateur, associé, membre, agent ou employé d’une telle autre société ou entreprise. Sauf dispositions contraires ci-dessous, tout administrateur ou agent qui serait administrateur, associé, agent ou employé de toute société ou de toute entreprise avec laquelle la Société signerait un contrat ou s’engagerait autrement en affaires, ne sera pas, du fait de son affiliation avec cette autre société ou entreprise, empêché automatiquement de délibérer, de voter ou d’agir sur les points en rapport avec ce contrat ou autres affaires.

15.2. Nonobstant ce qui précède, dans l’éventualité où tout gérant de la Société puisse avoir un intérêt personnel dans toute transaction de la Société, il en informera le Conseil et ne prendra pas part au vote concernant ladite transaction, à moins qu’elle ne concerne des opérations courantes réalisées dans des conditions normales.

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Chapitre IV. Actionnaire(s)

16. Pouvoirs de l’Assemblée Générale des Actionnaires

16.1. Toute assemblée générale des Actionnaires valablement constituée représente l’ensemble des Actionnaires la Société.

17. Assemblée Générale des Actionnaires

17.1. L’assemblée générale annuelle des Actionnaires devra se tenir conformément au droit Luxembourgeois, à l’adresse du siège social de la Société à Luxembourg ou en tout autre lieu dans la commune du siège social tel que spécifié dans la convocation à l’assemblée.

17.2. L’assemblée générale annuelle des Actionnaires de la Société pourra se tenir à l’étranger si, conformément à la décision définitive et discrétionnaire du Conseil, des circonstances exceptionnelles l’exigent.

18. Autres assemblées des Actionnaires

18.1. Les autres assemblées des Actionnaires de la Société peuvent être tenues aux lieux et dates précisés dans les convocations respectives de l’assemblée.

19. Procédure, Vote

19.1. Une convocation écrite à toute assemblée générale est donnée à tous les Actionnaires au moyen d’une lettre recommandée ou par tout autre moyen de communication, accepté individuellement par les destinataires, huit (8) jours au moins avant la date de la réunion, sauf en cas d’urgence, auquel cas la nature et les circonstances de cette urgence seront précisées dans l’avis de convocation. Dans le cas où les Actions sont cotées sur un marché réglementé étranger, les avis doivent suivre les pratiques du marché dans ce pays en ce qui concerne la publicité de la convocation d’une assemblée générale des Actionnaires.

19.2. Si tous les Actionnaires de la Société sont présents ou représentés à une assemblée des Actionnaires de la Société et se considèrent comme étant valablement convoqués et Informés de l’ordre du jour de l’assemblée, l’assemblée pourra être tenue sans convocation préalable.

19.3. À la demande écrite des Actionnaires détenant au moins dix (10) pour cent des Actions émises, le Conseil convoquera une assemblée des Actionnaires. Un ou plusieurs Actionnaires détenant au moins dix (10) pour cent des Actions émises ont le droit d’ajouter des points supplémentaires à l’ordre du jour et proposer des projets de résolutions ayant trait aux points ajoutés à l’ordre du jour. Le Conseil déterminera dans l’avis de convocation les procédures nécessaires pour permettre aux Actionnaires d’ajouter des points à l’ordre du jour.

19.4. Cet avis de convocation doit comporter l’ordre du jour et indiquer la date et les décisions de l’assemblée générale précédente.

19.5. Indépendamment de l’ordre du jour, le Conseil peut ajourner une assemblée générale ordinaire ou extraordinaire conformément aux formalités et délais prévus par la Loi.

19.6. Les assemblées générales sont présidées par le président du Conseil ou par une personne désignée par ledit président, ou en l’absence de celui-ci, par un président élu par l’assemblée générale qui sera un membre du Conseil. Le président de l’assemblée nomme un scrutateur pour maintenir la liste de présence. Le bureau de l’assemblée générale ainsi constituée désigne le secrétaire.

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19.7. Un Actionnaire peut agir à toute assemblée des Actionnaires de la Société en désignant une autre personne comme son mandataire par écrit, soit en original, par télécopie ou par courriel.

19.8. L’acte nommant un mandataire doit être produit à l’endroit désigné pour la réunion avant l’heure de tenue de l’assemblée au cours de laquelle la personne nommée dans un tel instrument se propose de voter. La convocation contient d’autres détails en ce qui concerne les exigences de l’instrument désignant un mandataire.

19.9. À la discrétion du Conseil, un Actionnaire peut participer à une assemblée générale des Actionnaires de la Société par conférence téléphonique, par des moyens de visioconférence ou moyen de communication similaire permettant à toutes les personnes participant à la réunion de s’entendre et de se parler les uns aux autres et de délibérer valablement, la participation à une réunion par ces moyens équivaut à une présence physique à une telle réunion.

19.10. Les Actionnaires peuvent voter par correspondance, au moyen d’un formulaire mis à disposition par la Société qui doit inclure au moins les informations suivantes: lieu, date et heure de la réunion, le nom, l’adresse et toute autre information pertinente relative à l’actionnaire, le nombre d’Actions détenues par cet actionnaire; l’ordre du jour de la réunion, les textes des résolutions proposées, la possibilité d’exprimer un vote positif ou négatif ou une abstention, la possibilité de voter par procuration pour toute nouvelle résolution ou toute modification des résolutions qui pourrait être proposée lors de la réunion ou annoncées par la Société après la soumission par l’actionnaire du formulaire fourni par la Société. Les formulaires de vote par correspondance devront parvenir à la Société au plus tard le jour précédant le cinquième (5e) jour ouvrable avant la date de l’assemblée générale des Actionnaires à moins que la Société fixe un délai plus court ou plus long. Les formulaires dûment remplis et reçus par la Société dans le respect des conditions mentionnées ci-dessus doivent être pris en compte lors de la détermination du quorum à l’assemblée générale des Actionnaires. Le Conseil adopte tous les autres règlements et les règles relatives à la participation à l’assemblée générale et aux formulaires à utiliser pour voter par correspondance.

19.11. Sauf autrement convenu par les présentes, les présents Statuts peuvent être modifiés par une majorité minimum des deux tiers des votes valablement exprimés lors d’une assemblée générale pour laquelle un quorum de plus de la moitié du capital social de la Société est présent ou représenté. L’ordre du jour d’une telle réunion indique les modifications aux Statuts proposées. Si le quorum n’est pas atteint lors d’une assemblée, une deuxième assemblée peut être convoquée conformément aux stipulations de l’article 19.1 qui peut délibérer sans tenir compte du quorum et lors de laquelle les résolutions sont prises à une majorité minimum des deux tiers des votes valablement exprimés. Les abstentions et les votes nuis ne sont pas pris en considération. Lorsque la modification est de nature à modifier les droits attachés à une classe d’actions, la délibération, doit, pour être valable, réunir dans chaque classe d’actions, les conditions de présence et de majorité prévues à cet article 19.11.

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19.12. Les engagements des Actionnaires ne peuvent être augmentés qu’avec le consentement unanime des Actionnaires.

19.13. Les procès-verbaux des assemblées générales doivent être signés par les membres du bureau de l’assemblée. Les copies ou extraits des procès-verbaux à produire en justice ou ailleurs sont signés conformément à l’article 11.

19.14. En cas d’approbation par l’assemblée générale de:

(i)  la réalisation d’une fusion par laquelle la Société n’est pas la personne survivante et que l’objet social de cette personne survivante ne correspond pas sensiblement à l’objet social de la Société;

(ii) une modification des statuts changeant substantiellement l’objet social de la Société, et

(iii) une modification des statuts limitant les droits des Actionnaires;

alors, les Actionnaires dissidents ont le droit de demander à la Société de racheter leurs actions au prix égal à la moyenne du cours des Actions des soixante jours (60) précédant l’assemblée générale lors de laquelle la décision a été approuvée, mais toujours sous réserve des dispositions et des conditions de la Loi, à savoir les conditions de rachat d’actions.

19.15. Un Actionnaire dissident peut exercer le droit prévu à l’article ci-dessus pour les Actions qui se sont avérées être détenues par cet Actionnaire au moment de la tenue de l’assemblée générale concernée, même en cas d’absence de l’Actionnaire. La demande pour le rachat d’Actions doit être présentée à la Société dans un délai de trente (30) jours après l’assemblée générale concernée, accompagnée de la documentation appropriée attestant de la propriété des Actions au moment de la tenue de l’assemblée générale. La Société doit acquérir les Actions dans les six (6) mois à compter de la date de l’assemblée générale.

Chapitre V. Commissaires / réviseurs d’entreprises

20. Commissaires / réviseurs d’entreprises

20.1. Les opérations de la Société sont contrôlées par un ou plusieurs commissaires. L’assemblée générale des Actionnaires nomme le(s) commissaire(s) et détermine leur nombre, leur rémunération et la durée de leur mandat qui ne peut excéder six (6) ans.

20.2. Les opérations de la Société sont contrôlées par un ou plusieurs réviseurs d’entreprises agréés lorsque la loi l’exige.

20.3. Un commissaire peut être révoqué à tout moment, sans préavis et avec ou sans motif, par l’assemblée générale des Actionnaires.

20.4. Le(s) commissaire(s) a (ont) un droit illimité de surveillance et de contrôle permanent de toutes les transactions de la Société.

20.5. Si l’assemblée générale des Actionnaires de la Société nomme un ou plusieurs réviseurs d’entreprises agréés conformément à l’article 69 de la loi du 19 décembre 2002 concernant le registre de commerce et des sociétés ainsi que la comptabilité et les comptes annuels des entreprises, telle que modifiée, alors la nomination de commissaires n’est plus nécessaire.

20.6. Un réviseur d’entreprises agréé ne peut être révoqué par l’assemblée générale des Actionnaires qu’avec un motif ou avec son accord.

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Chapitre VI. Année sociale, Répartition des bénéfices

21. Exercice Social

21.1. L’exercice comptable de la Société commence le premier jour du mois de janvier et s’achève le dernier jour du mois de décembre de chaque année.

22. Affectation des bénéfices

22.1. Après déduction de toutes les dépenses de la Société et des amortissements, le solde créditeur représente le bénéfice net de la Société.

22.2. Cinq pour cent (5,00%) du bénéfice net sera affecté à la réserve légale, ce prélèvement cesse d’être obligatoire lorsque la réserve s’élève à dix pour cent (10,00%) du capital social de la Société. Toutefois, si ultérieurement, la réserve passe en dessous de dix pour cent (10,00%) du capital social de la Société, cinq pour cent (5,00%) du bénéfice net doit de nouveau être affectés à la réserve légale.

22.3. Le solde du bénéfice net est à la disposition de l’assemblée générale des Actionnaires, qui peut allouer ce bénéfice au paiement d’un dividende, l’affecter à un compte de réserve ou le reporter en respectant les dispositions légales applicables.

22.4. Des dividendes intérimaires ou d’autres réserves (y compris les primes d’émission, mais à l’exclusion de la réserve légale) peuvent être distribués à tout moment dans le respect de la Loi, dans les conditions suivantes:

(i) le Conseil établit des comptes intérimaires;

(ii)  les comptes intérimaires montrent que des bénéfices suffisants et autres réserves (y compris les primes d’émission) sont disponibles pour la distribution, étant entendu que le montant à distribuer ne peut excéder les bénéfices réalisés depuis la fin de l’exercice précédent pour lequel les comptes annuels ont été approuvés, le cas échéant, augmenté des bénéfices non distribués reportés et des réserves distribuables, et réduit des pertes reportées et des sommes à allouer à une réserve légale ou statutaire;

(iii)  la décision de distribuer des dividendes intérimaires ou autres réserves (y compris les primes d’émission, à l’exception de la réserve légale), doit être prise par le Conseil dans les deux (2) mois à compter de la date des comptes intérimaires; et

(iv)  dans leur rapport au Conseil, les commissaires ou les réviseurs d’entreprises agréés, selon le cas, doivent vérifier si les conditions (i) à (iii) ci-dessus ont été respectées.

Chapitre VI. Dissolution, Liquidation et Avis

23. Dissolution, Liquidation

23.1. La Société peut être dissoute par décision de l’assemblée générale des Actionnaires conformément à l’article 3.2 des présents Statuts. La liquidation sera réalisée par un ou plusieurs liquidateurs, personnes physique ou morale, nommées par l’assemblée générale des Actionnaires, qui fixera leurs pouvoirs et rémunérations.

23.2. Le boni de liquidation, après la réalisation des actifs et le paiement des dettes est distribué aux Actionnaires proportionnellement aux Actions détenues par chacun d’entre eux.

24. Avis.

24.1. Tout avis, information ou toute déclaration écrite devant être fournie par la Société aux Actionnaires peut l’être de toutes les façons par lesquelles il peut raisonnablement être attendu d’atteindre chaque Actionnaire ou par courrier adressé à chaque Actionnaire à l’adresse indiquée dans le Registre.

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24.2. Les assignations, avis, documents, acte de procédure, information ou déclaration écrite devant être remis à la Société peuvent être soit remis directement soit envoyés par courrier recommandé adressé à la Société à son siège social, soit en le remettant directement ou en l’envoyant par courrier recommandé au dépositaire du registre de la Société.

24.3. La notification d’une assignation, d’une commande, d’un document, d’un acte de procédure, d’une information ou de toute déclaration écrite devant être signifié à la Société peut être prouvée en montrant que ces assignation, commande, document, acte de procédure, information ou déclarations ont été remis au siège social ou au dépositaire du registre de la Société, ou encore qu’il a été envoyé au dépositaire du registre sous un certain temps reconnu comme étant le cours normal de la livraison, dans le délai prescrit pour la notification et a été correctement adressé et que l’affranchissement a été payé.

Chapitre VII. Loi applicable

Loi Applicable. Toutes les matières qui ne sont pas régies par les présents Statuts seront interprétées conformément à la Loi et toutes autres lois en vigueur.

Echternach, le 11 janvier 2019	POUR STATUTS COORDONNES

Le Notaire
Henri BECK

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